Exhibit 10.3

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 21, 2013, by and among First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), and the investors named on Exhibit A hereto (each an “Investor” and collectively the “Investors”).

WITNESSETH

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its voting common stock, $0.01 par value (“Common Stock”);

WHEREAS, the Company is offering for sale shares of Common Stock (the “Offered Shares”) to the Investors pursuant to the Registration Statement; and

WHEREAS, each Investor, severally and not jointly, desires to purchase from the Company Offered Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms have the meanings indicated:

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prospectus” shall mean the prospectus forming a part of the Registration Statement and the prospectus supplement relating to the Offered Shares in the form first filed pursuant to Rule 424(b) under the Securities Act, as amended (the “Securities Act”), as further amended or supplemented prior to the execution of this Agreement, and shall include all information and documents incorporated by reference in such prospectus.

“Registration Statement” shall mean the registration statement on Form S-3 (Registration No. 333-170622), including a prospectus, relating to the offer and sale of the Company’s securities, including the Common Stock, which was filed with the Commission on November 23, 2010. References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein.

2. Purchase of Common Stock. Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to each Investor and each

Investor, severally and not jointly, agrees that it will purchase from the Company, the number of Offered Shares set forth on Schedule I attached hereto (the “Investor Shares”). The aggregate purchase price for the Investor Shares (the “Aggregate Purchase Price”) and the purchase price per Investor Share is set forth on Schedule I hereto. The closing of the purchase and sale of the Investor Shares will be on third business day following the date hereofor such other date or time as the parties may agree upon in writing (the “Closing”).

3. Deliveries at Closing.

(a) Deliveries by the Investor. At the Closing, each Investor shall deliver to the Company the Aggregate Purchase Price of such Investor by wire transfer of immediately available funds to an account designated by the Company, which funds will be delivered to the Company in consideration of the Investor Shares issued to such Investor at the Closing.

(b) Deliveries by the Company. Prior to the Closing, the Company shall deliver to each Investor the Investor Shares through The Depository Trust Company to the account that the Investor has specified in writing to the Company.

4. Representations and Warranties.

(a) Investor Representations and Warranties. Each Investor, severally and not jointly, represents, warrants and agrees as follows:

(1) Investor has received copies of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus, and Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares. Investor hereby consents to receiving delivery of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and any amendments thereto, by electronic mail.

(2) Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Prospectus and its investment decision, Investor has not relied on any representation or information not set forth in this Agreement, the Registration Statement or the Prospectus.

(3) The execution and delivery of this Agreement by Investor and the performance of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary (corporate, partnership or limited liability in the case of a corporation, partnership or limited liability company) action of Investor, and this Agreement, when duly executed and delivered by Investor, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) Company Representations and Warranties. The Company hereby represents, warrants and agrees as follows:

(1) The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(2) Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.

(3) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4) The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Investor Shares will be validly issued, fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Prospectus.

(5) The execution and delivery of this Agreement do not, and the compliance by the Company with the terms hereof will not, (i) violate the charter of the Company or the bylaws of the Company, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental, regulatory or self-regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, where such breach, violation, default or failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Investor Shares. No consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental, regulatory or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Investor Shares, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws or which have been or will be made in connection with the listing of the Investor Shares on the Nasdaq Global Market.

(6) The Company is permitted to use the Registration Statement on Form S-3 to register and sell the Investor Shares. The Registration Statement has been declared effective by the Commission and at the time it became effective, and as of the date hereof, the Registration Statement complied and complies with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Prospectus complied, and at the date of the Closing, the Registration Statement and the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement did not, on the date of the Prospectus, the Prospectus did not, and at the date of the Closing, the Registration Statement and the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading.

(7) The consolidated financial statements and financial schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in compliance with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (except, with respect to the unaudited financial statements, for the footnotes and subject to customary year-end audit adjustments) applied on a consistent basis, are consistent in all material respects with the books and records of the Company and accurately present in all material respects the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as of and for the periods covered thereby.

(8) There are no material liabilities of the Company or any subsidiary of the Company of any kind whatsoever other than liabilities disclosed in the Registration Statement and the Prospectus, undisclosed liabilities incurred in the ordinary course of business and other undisclosed liabilities which individually or in the aggregate are not material to the Company and any of its subsidiaries, taken as a whole.

(9) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Effect.

(10) Other than as disclosed in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries is a party or of which any material property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

(11) The Company and each of its subsidiaries have good and marketable title to all the real property and owns all other properties and assets, reflected as owned in the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased real and personal properties under valid and binding leases, except where the failure to do so would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(12) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon or has filed all necessary extensions, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(13) The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement and the Prospectus, subject, in each case, to the issuance of shares of common stock as contemplated in the Prospectus, upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options, restricted stock and other equity-based incentive awards under existing stock plans described in the Registration Statement and the Prospectus.

(14) The Company has not taken and will not take any action that constitutes or is designed to cause or result, or which would reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Investor Shares.

(15) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not individually or in the aggregate result in a Material Adverse Effect.

(16) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable laws, rules and regulations of governmental and regulatory bodies, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

(17) The Company is not required, and upon the issuance and sale of the Investor Shares and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended

(18) The shares of Common Stock outstanding prior to the issuance of the Investor Shares have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(19) The Company will file with the Nasdaq Global Market a Notification of Listing of Additional Shares with respect to the Investor Shares required by the rules of the Nasdaq Global Market as soon as practicable following the date hereof.

(20) Neither the Company nor its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(21) Except for FIG Partners, LLC, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of sale of the Investor Shares contemplated by this Agreement.

5. Conditions. The obligation of each Investor to purchase and acquire the Investor Shares hereunder shall be subject to the condition that all representations and warranties and other statements of the Company shall be true and correct as of the date of this Agreement and the date of the Closing; the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed; and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing, no stop order suspending the effectiveness of the Registration

Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and the Investor shall have received the Prospectus in accordance with the federal securities laws.

6. Miscellaneous.

(a) Fees and Expenses. Each of the parties hereto shall be responsible for their own fees and expenses incurred in connection with the transactions contemplated hereby.

(b) Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Investors may not assign any of these rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

(c) Entire Agreement. This Agreement, including Exhibit A and Schedule I hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by each of the parties hereto. Upon execution by the Company and an Investor, this Agreement shall be binding on such parties.

(d) Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at its principal executive offices located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, attention of Chief Executive Officer, with a copy, which shall not constitute notice, to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, attention of Matthew M. Guest, Esq. Notices to the Investors shall be directed to the addresses as set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

(g) Headings. Section headings herein are for convenience only and shall not affect the construction hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Steven A. Sugarman
Name:	Steven A. Sugarman
Title:	Chief Executive Officer

Accepted and agreed to as of the date first above written:

INVESTOR:

CONSECTOR PARTNERS MASTER FUND, LP

By:	/s/ William J. Black, Jr.
Name:	William J. Black, Jr.
Title:	Managing Partner

[Signature Page to Securities Purchase Agreement]

Exhibit A

Investors

Consector Partners Master Fund, LP

SCHEDULE I

to

Securities Purchase Agreement

Name of Investor	Aggregate Purchase Price		Number of Offered Shares to be Purchased by Investor
Consector Partners Master Fund, LP		$1,999,998	153,846

	$

	$